UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) February 1, 2011

FNB UNITED CORP.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-13823	56-1456589
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

150 South Fayetteville Street, Asheboro, North Carolina	27203
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code	(336) 626-8300

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 1, 2011, FNB United Corp. received a written notice from The Nasdaq Stock Market indicating that FNB United’s application to transfer the listing of its common stock to The Nasdaq Capital Market was approved.  The transfer was effective at the opening of business on February 3, 2011.

The application to transfer was prompted by FNB United’s failure to be in compliance with Rule 5450(a)(1), the bid price rule, because the closing bid price per share of its common stock had been below $1.00 per share for 30 consecutive business days prior to July 31, 2010.  Upon the transfer to The Nasdaq Capital Market, FNB United became eligible for an additional 180 calendar day period, or until August 1, 2011, to regain compliance with the bid price rule.  Approval to transfer to The Nasdaq Capital Market was conditioned upon FNB United’s agreeing to effect a reverse stock split during the additional 180-day period should it become necessary to do so to meet the minimum $1.00 bid price per share requirement.

The trading of FNB United common stock is unaffected by this change and will continue to be traded under the symbol “FNBN.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNB UNITED CORP.

Date: February 3, 2011	By /s/ Mark A. Severson
Mark A. Severson
Executive Vice President